 Exhibit 99.1

DT Asia Investments Limited Shareholders Approve Extension of Deadline to Complete Business Combination

DT Asia Investments Limited (NASDAQ: CADT; CADTW; CADTU; CADTR) (“DT Asia” or the “Company”) today announced that, at its special meeting in lieu of an annual meeting of shareholders held on March 31, 2016, the Company’s shareholders approved, among other things, a proposal to extend the date before which the Company must complete a business combination from April 6, 2016 to July 6, 2016 (the “Extension”). In connection with the special meeting, 5,255,657 of the Company’s public shares (approximately 77% of the outstanding public shares) were validly presented to the Company for redemption.

The Extension is subject to the receipt by the Company from DeTiger Holdings Limited (“Sponsor”) of approximately $96,000 (the “Contribution”), which amount is equal to $0.06 for each of the 1,604,406 public shares of the Company that were not redeemed in connection with the Extension and which will be deposited into the Company’s trust account for the benefit of holders of the remaining public shares. The Sponsor has advised the Company that it will promptly fund the Contribution. If the Sponsor does not make the Contribution, the Company will abandon the Extension and redeem all public shares for their pro rata portions of the funds currently in the trust account and, promptly following such redemption, dissolve and liquidate. After receipt of the Contribution and redemption of the public shares in connection with the Extension, the pro rata portion of the funds available in the trust account for the public shares that were not redeemed in connection with the Extension will increase from approximately $10.20 per share to approximately $10.26 per share.

Additional information regarding the results of the special meeting, the Contribution and the Extension will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission no later than four business days following the date of the special meeting.

About DT Asia

DT Asia is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. DT Asia’s units, ordinary shares, rights and warrants are currently listed on the Nasdaq Capital Market under the symbols “CADTU,” “CADT,” “CADTR” and “CADTW,” respectively.

Additional Information

DT Asia has filed with the SEC a definitive proxy statement in connection with the Extension and other matters and, beginning on March 8, 2016, mailed the definitive proxy statement and other relevant documents to DT Asia’s shareholders as of the February 29, 2016 record date for the special meeting. DT Asia shareholders and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including the supplement to the definitive proxy statement, dated March 24, 2016) that have been or will be filed with the SEC in connection with DT Asia’s solicitation of proxies for the special meeting because these documents will contain important information about DT Asia, the Contribution, the Extension and related matters. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC (including the supplement to the definitive proxy statement, dated March 24, 2016), without charge, at the SEC's website located at www.sec.gov or by directing a request to Morrow & Co., LLC, DT Asia’s proxy solicitor, at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400) or at CADTinfo@morrowco.com.

Participants in the Solicitation

DT Asia and its directors and executive officers may be deemed to be participants in the solicitations of proxies from the DT Asia’s shareholders in respect of the Extension and the other matters set forth in the definitive proxy statement. Information regarding DT Asia’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in DT Asia’s definitive proxy statement for the Extension, which has been filed with the SEC.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that DT Asia expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “may,” “believe” and “expect.” These statements are based on certain assumptions and analyses made by DT Asia in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability of DT Asia to consummate the Extension, the ability of the Sponsor to make the Contribution, the ability of DT Asia to consummate an initial business combination, and the risks identified in DT Asia's prior and future filings with the SEC (available at www.sec.gov), including DT Asia's definitive proxy statement filed in connection with the Extension (and the supplement to the definitive proxy statement, dated March 24, 2016) and DT Asia's final prospectus dated September 30, 2014. These statements speak only as of the date they are made and DT Asia undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release.

Contact:

DT Asia

DT Asia Investments Limited

Emily Tong

Chairman of the Board

or

Stephen N Cannon

Chief Executive Officer

Investorrelations@DTAsiaInvest.com

or

Investor Relations:

The Equity Group Inc.

Lena Cati, 212-836-9611

Vice President

lcati@equityny.com